EXHIBIT 99.1

Adaptive Biotechnologies Reports Fourth Quarter and Full Year 2019 Financial Results

SEATTLE, Feb. 26, 2020 (GLOBE NEWSWIRE) – Adaptive Biotechnologies Corporation (“Adaptive Biotechnologies”) (Nasdaq: ADPT), a commercial stage biotechnology company that aims to translate the genetics of the adaptive immune system into clinical products to diagnose and treat disease, today reported financial results for the fourth quarter and full year ended December 31, 2019.

“During 2019, we drove strong topline growth in our commercial products and made critical progress advancing our clinical product pipeline,” said Chad Robins, chief executive officer and co-founder of Adaptive Biotechnologies. “Looking ahead to 2020, we will continue to build our commercial infrastructure while also expanding the R&D resources required for immunoSEQ Dx and our Genentech alliance. We are confident that the scale with which we are able to map immune receptors to clinically relevant antigens will continue to advance the field of immune-driven medicine.”

Recent Highlights

•	Revenue of $24.2 million for the fourth quarter and $85.1 million for the full year of 2019, representing 41% and 53% increases, respectively, over the corresponding periods in 2018
•	Clinical tests for clonoSEQ increased 66% to 3,218 clinical tests in the fourth quarter of 2019, compared to the fourth quarter 2018
•	Initiated two additional pharma partnerships with AbbVie and Genentech to measure MRD using the clonoSEQ assay as a clinical trial endpoint to potentially accelerate the development of venetoclax
•	Delivered a data package to Genentech for the company’s first selected T-cell receptor candidate that targets a shared cancer antigen expressed in multiple solid tumors

Fourth Quarter 2019 Financial Results

Revenue was $24.2 million for the quarter ended December 31, 2019, representing a 41% increase from the fourth quarter in the prior year. Sequencing revenue was $13.9 million for the quarter, representing a 33% increase from the fourth quarter in the prior year. Development revenue increased to $10.3 million for the quarter, representing a 53% increase from the fourth quarter in the prior year.

Operating expenses were $48.4 million for the fourth quarter of 2019, compared to $31.3 million in the fourth quarter of the prior year, representing an increase of 54%.

Net loss was $20.6 million for the fourth quarter of 2019, compared to $13.3 million for the same period in 2018.

Adjusted EBITDA (non-GAAP) was a loss of $18.7 million for the fourth quarter of 2019, compared to a loss of $9.5 million for the fourth quarter of the prior year.

Full Year 2019 Financial Results

Revenue was $85.1 million for the year ended December 31, 2019, representing a 53% increase from the prior year. Sequencing revenue was $43.5 million in 2019, representing a 32% increase from 2018. Development revenue increased to $41.6 million in 2019, representing an 83% increase from the prior year.

Operating expenses for 2019 were $163.5 million, compared to $105.4 million for 2018, representing an increase of 55%.

Net loss was $68.6 million in 2019, compared to $46.4 million in 2018.

Adjusted EBITDA (non-GAAP) was a loss of $57.5 million for 2019, compared to a loss of $32.6 million in the prior year.

Cash, cash equivalents and marketable securities was $682.3 million as of December 31, 2019.

2020 Financial Guidance

Management will provide the 2020 revenue outlook on the conference call scheduled to discuss the 2019 financial results.

Webcast and Conference Call Information

Adaptive Biotechnologies will host a conference call to discuss its fourth quarter and full year 2019 financial results after market close on Wednesday, February 26, 2020 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone (800) 361-2311 for U.S. callers or (409) 937-8761 for international callers (Conference ID: 8845168). The webcast can be accessed at http://investors.adaptivebiotech.com.

About Adaptive Biotechnologies

Adaptive Biotechnologies (“we” or “our”) is a commercial-stage biotechnology company focused on harnessing the inherent biology of the adaptive immune system to transform the diagnosis and treatment of disease. We believe the adaptive immune system is nature’s most finely tuned diagnostic and therapeutic for most diseases, but the inability to decode it has prevented the medical community from fully leveraging its capabilities. Our proprietary immune medicine platform reveals and translates the massive genetics of the adaptive immune system with scale, precision and speed to develop products in life sciences research, clinical diagnostics and drug discovery. We have two commercial products, and a robust clinical pipeline to diagnose, monitor and enable the treatment of diseases such as cancer, autoimmune conditions and infectious diseases. Our goal is to develop and commercialize immune-driven clinical products tailored to each individual patient. For more information, please visit adaptivebiotech.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including statements regarding our ability to develop, commercialize and achieve market acceptance of our current and planned products and services, our research and development efforts, and other matters regarding our business strategies, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors are described under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in the documents we file with the Securities and Exchange Commission from time to time. We caution you that forward-looking statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent our views as of the date hereof. We undertake no obligation to update any forward-looking statements for any reason, except as required by law.

Use of Non-GAAP Financial Measure

This press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure that we define as net loss adjusted for interest and other income, net, income tax benefit (expense), depreciation and amortization and share-based compensation expenses. We have provided a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA at the end of this press release.

Management uses Adjusted EBITDA to evaluate the financial performance of our business and the effectiveness of our business strategies. We present Adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry and it facilitates comparisons on a consistent basis across reporting periods. Further, we believe it is helpful in highlighting trends in our operating results because it excludes items that are not indicative of our core operating performance.

Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. We may in the future incur expenses similar to the adjustments in the presentation of Adjusted EBITDA. In particular, we expect to incur meaningful share-based compensation expense in the future. Other limitations include that Adjusted EBITDA does not reflect:

• all expenditures or future requirements for capital expenditures or contractual commitments;

• changes in our working capital needs;

• income tax expense (benefit), which may be a necessary element of our costs and ability to operate;

• the costs of replacing the assets being depreciated and amortized, which will often have to be replaced in the future;

• the non-cash component of employee compensation expense; and

• the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations.

In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

Investor Contact

Carrie Mendivil

investors@adaptivebiotech.com

Media Contact

Beth Keshishian

media@adaptivebiotech.com

Adaptive Biotechnologies

Condensed Statements of Operations

(in thousands, except share and per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Revenue
Sequencing revenue	$13,888	$10,454	$43,519	$32,978
Development revenue	10,321	6,738	41,552	22,685
Total revenue	24,209	17,192	85,071	55,663
Operating expenses
Cost of revenue	5,951	5,275	22,274	19,668
Research and development	21,189	11,067	70,705	39,157
Sales and marketing	12,640	8,071	38,453	24,486
General and administrative	8,189	6,495	30,332	20,409
Amortization of intangible assets	428	428	1,698	1,699
Total operating expenses	48,397	31,336	163,462	105,419
Loss from operations	(24,188)	(14,144)	(78,391)	(49,756)
Interest and other income, net	3,577	873	9,785	3,309
Net loss	(20,611)	(13,271)	(68,606)	(46,447)
Fair value adjustment to Series E-1 convertible preferred stock options	—	104	(964)	102
Net loss attributable to common shareholders	$(20,611)	$(13,167)	$(69,570)	$(46,345)
Net loss per share attributable to common shareholders, basic and diluted	$(0.17)	$(1.03)	$(1.01)	$(3.67)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	124,397,150	12,771,690	69,165,315	12,629,778

Adaptive Biotechnologies

Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2019	2018
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$96,576	$55,030
Short-term marketable securities	480,290	109,988
Accounts receivable, net	12,676	4,807
Inventory	9,069	7,838
Prepaid expenses and other current assets	14,079	3,055
Total current assets	612,690	180,718
Long-term assets
Property and equipment, net	60,355	19,125
Long-term marketable securities	105,435	—
Restricted cash	2,138	61
Intangible assets, net	11,928	13,626
Goodwill	118,972	118,972
Other assets	784	186
Total assets	$912,302	$332,688
Liabilities, convertible preferred stock and shareholders’ equity (deficit)
Current liabilities
Accounts payable	$4,453	$1,793
Accrued liabilities	4,371	2,562
Accrued compensation and benefits	8,124	4,641
Current portion of deferred rent	371	1,109
Current deferred revenue	60,994	12,695
Total current liabilities	78,313	22,800
Long-term liabilities
Convertible preferred stock warrant liability	—	336
Deferred rent liability, less current portion	6,918	6,102
Financing obligation	36,607	—
Deferred revenue, less current portion	219,332	704
Other long-term liabilities	93	—
Total liabilities	341,263	29,942
Commitments and contingencies
Convertible preferred stock: $0.0001 par value, no and 93,762,517 shares authorized at December 31, 2019 and 2018, respectively; no and 92,790,094 shares issued and outstanding at December 31, 2019 and 2018, respectively; aggregate liquidation preference of $0 and $572,866 at December 31, 2019 and 2018, respectively	—	560,858
Shareholders’ equity (deficit)
Preferred stock: $0.0001 par value, 10,000,000 and no shares authorized at December 31, 2019 and 2018, respectively; no shares issued and outstanding at December 31, 2019 and 2018	—	—
Common stock: $0.0001 par value, 340,000,000 and 131,000,000 shares authorized at December 31, 2019 and 2018, respectively; 125,238,142 and 12,841,536 shares issued and outstanding at December 31, 2019 and 2018, respectively	12	1
Additional paid-in capital	935,834	37,902
Accumulated other comprehensive gain (loss)	671	(107)
Accumulated deficit	(365,478)	(295,908)
Total shareholders’ equity (deficit)	571,039	(258,112)
Total liabilities, convertible preferred stock and shareholders’ equity (deficit)	$912,302	$332,688

Adjusted EBITDA

The following table sets forth a reconciliation between our Adjusted EBITDA and our net loss, the most directly comparable GAAP financial measure, for each of the periods presented (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
	(unaudited)
Net loss	$(20,611)	$(13,271)	$(68,606)	$(46,447)
Interest and other income, net	(3,577)	(873)	(9,785)	(3,309)
Income tax (benefit) expense	—	—	—	—
Depreciation and amortization expense	2,075	1,593	7,791	6,000
Share-based compensation expense	3,411	3,046	13,124	11,149
Adjusted EBITDA	$(18,702)	$(9,505)	$(57,476)	$(32,607)